Workstream Inc. Announces Fiscal 2007 First Quarter Results

Company Grows Year-Over-Year Revenue and Raises $15 Million
to Strengthen Financial Position

Ottawa, ON, September 28, 2006 - Workstream Inc. (NASDAQ - WSTM), a provider of On-Demand Enterprise Workforce Management software, today announced its fiscal 2007 first quarter results for the period ended August 31, 2006. All figures are in U.S. dollars.

Total revenue for the first quarter was $6,927,000 compared to $6,342,000 in the prior year’s comparable period, an increase of $585,000 or 9%. EBITDA loss for the first quarter of fiscal 2007 was $(1,272,000), or $(.02) per share, compared to an EBITDA loss of $(1,974,000), or $(.04) per share, in the first quarter of fiscal 2006. The Company’s net loss for the quarter ended August 31, 2006 was $(2,890,000), or $(0.06) per share, compared to a net loss of $(3,838,000), or $(0.08) per share, in last year’s comparable quarter.

“We are pleased with the solid progress that our team continues to make against our business objectives which include advancing as quickly as possible our goal of achieving positive cash flow from operations. The additional capital raise we announced earlier today significantly strengthens our balance sheet, which makes Workstream an even more attractive long-term business partner for our customers,” said Michael Mullarkey, Chief Executive Officer and Chairman at Workstream. “The Company continues to expand services to our over 400 customers and we are beginning to see real returns on our indirect distribution strategy through the HRO providers which further solidifies our unique market position.”

“Workstream’s entire employee base is unified behind our primary goal of reaching positive EBITDA during this fiscal year which means we must continue to effectively control our expenses while actively growing our organic revenue,” said Stephen Lerch, Executive Vice President and Chief Financial and Operating Officer, “While we experienced some of our usual first quarter softness in certain lines of business, I am particularly pleased with the year-over-year revenue growth and the resurgence in our professional services activity which positively impacted the quarter and bodes well for future periods.”

2007 First Quarter Highlights:

The following highlights were announced or occurred since Workstream, Inc.’s last quarterly earnings statement:

CUSTOMER ACQUISITION

- Representative customer expansions and renewal included: American Red Cross, Children’s Healthcare,  Department of Labor, ExcellerateHRO, General Dynamics - Canada, Kaiser Permanente,  Kellogg’s, Liberty Mutual and Shaw Group, Abercrombie, Charter Communications, Dow  Jones, The Gap, KPMG - Canada, Limited Brands, Motorola, National Semiconductor and  Smart Systems.

PRODUCT AND SERVICES INNOVATION

- New release of Workstream Benefits Enrollment 6.0

- Workstream Hosted Services Meet SAS 70 Standards for Data Security and Hosting Services

AWARDS and PARTNERSHIPS

- Deloitte Canadian Fast 50 Finalist for 2006

- Workstream deploys Third Brigade’s Intrusion Prevention System (IPS)

Management will host a conference call at 5:00 p.m. ET on Thursday, September 28, 2006. The dial in number to participate in the call is 866-696-5910 for North American participants and 800-8989-6336 for those outside of North America. The passcode is 3198565#. The instant replay number for the call will be available until October 5, 2006 by calling 800-408-3053 access code 3198565#.

EBITDA and EBITDA per share are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization and non-recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

About Workstream Inc.

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream’s TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With nine offices across North America, Workstream services customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:

Investor Relations:

Matt Middendorf
Workstream Inc.
Tel: 866-953-8800 ext. 888
Email: investorrelations@workstreaminc.com

WORKSTREAM INC.

CONSOLIDATED BALANCE SHEETS

	August 31, 2006	May 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,468,306	$4,577,040
Restricted cash	2,912,368	3,095,348
Short-term investments	273,086	302,197
Accounts receivable, net	3,342,524	3,100,779
Prepaid expenses and other assets	508,552	527,876
Total current assets	9,504,836	11,603,240
Property and equipment, net	1,610,072	1,789,739
Other assets	85,123	87,468
Acquired intangible assets, net	6,631,025	8,067,423
Goodwill	44,721,859	44,721,859

TOTAL ASSETS	$62,552,915	$66,269,729

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,980,244	$2,476,980
Accrued liabilities	1,941,223	2,345,878
Line of credit	2,513,801	2,537,246
Accrued compensation	1,240,407	1,073,239
Notes payable	558,776	558,776
Current portion of long-term obligations	297,493	337,517
Deferred revenue	3,293,506	3,360,766
Total current liabilities	11,825,450	12,690,402
Long-term obligations	219,480	288,269
Deferred revenue	172,553	268,727
Total liabilities	12,217,483	13,247,398

Commitments and contingencies	--	--

STOCKHOLDERS' EQUITY
Common stock, no par value: 50,960,845 and 50,960,845
shares issued and outstanding, respectively	111,991,328	111,991,328
Additional paid-in capital	7,739,747	7,547,393
Accumulated other comprehensive loss	(861,258)	(871,781)
Accumulated deficit	(68,534,385)	(65,644,609)
Total stockholders' equity	50,335,432	53,022,331

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,552,915	$66,269,729

WORKSTREAM INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months ended August 31,
	2006	2005

Enterprise Workforce Services	$4,808,544	$4,536,405
Career Networks	2,118,552	1,805,721
Revenues, net	6,927,096	6,342,126
Cost of revenues (exclusive of amortization and	1,792,621	2,057,282
depreciation expense noted below)

Gross profit	5,134,475	4,284,844

Operating expenses:
Selling and marketing	1,847,424	1,379,499
General and administrative	3,520,646	3,565,160
Research and development	1,038,215	1,313,926
Amortization and depreciation	1,643,924	1,891,324
Total operating expenses	8,050,209	8,149,909

Operating loss	(2,915,734)	(3,865,065)

Interest and other income	125,369	73,143
Interest and other expense	(52,213)	(31,025)
Other income, net	73,156	42,118

Loss before income tax	(2,842,578)	(3,822,947)
Current income tax expense	(47,198)	(15,204)

NET LOSS	$(2,889,776)	$(3,838,151)

Weighted average number of
common shares outstanding	50,960,845	49,130,310

Basic and diluted net loss per share	$(0.06)	$(0.08)

WORKSTREAM INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months ended August 31,
	2006	2005
Cash provided by (used in) operating activities:
Net loss for the period	$(2,889,776)	$(3,838,151)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization and depreciation	1,643,924	1,891,324
Provision for bad debt	100,889	72,432
Non-cash compensation	192,354	--
Non-cash payment to consultants	--	40,779
Change in long-term portion of deferred revenue	(96,174)	--
Net change in operating components of working capital:
Accounts receivable	(343,116)	283,228
Prepaid expenses and other assets	21,817	(73,940)
Accounts payable and accrued expenses	(746,308)	89,399
Deferred revenue	(66,251)	179,856
Net cash used in operating activities	(2,182,641)	(1,355,073)

Cash provided by (used in) investing activities:
Purchase of property and equipment	(33,817)	(230,833)
Decrease in restricted cash	171,533	239,646
Sale of short-term investments	28,577	39,966
Net cash provided by investing activities	166,293	48,779

Cash provided by (used in) financing activities:
Repayment of long-term obligations	(92,220)	(1,519,698)
Line of credit, net activity	(14,524)	(195,802)
Proceeds from exercise of options and warrants	--	10,836
Net cash used in financing activities	(106,744)	(1,704,664)

Effect of exchange rate changes on cash and cash equivalents	14,358	28,137

Net decrease in cash and cash equivalents	(2,108,734)	(2,982,821)
Cash and cash equivalents, beginning of period	4,577,040	11,811,611

Cash and cash equivalents, end of period	$2,468,306	$8,828,790

WORKSTREAM INC.

UNAUDITED RECONCILIATION OF EARNINGS OR LOSS
BEFORE INTEREST, DEPRECIATION, AMORTIZATION (EBITDA)

	Three Months ended August 31,
	2006	2005

Net loss, per GAAP	$(2,889,776)	$(3,838,151)
Income tax expense	47,198	15,204
Interest and other expense	52,213	31,025
Interest and other income	(125,369)	(73,143)
Amortization and depreciation	1,643,924	1,891,324
EBITDA (loss)	$(1,271,810)	$(1,973,741)

Weighted average number of common shares outstanding	50,960,845	49,130,310

Basic and diluted loss per share, per GAAP	$(0.06)	$(0.08)

Basic and diluted EBITDA loss per share	$(0.02)	$(0.04)